EXECUTION
                            PASS-THROUGH CERTIFICATES
                    ABN AMRO MORTGAGE CORPORATION, DEPOSITOR

                                 TERMS AGREEMENT
                                 ---------------

                                                            Dated: June 24, 2003


To:    ABN AMRO Mortgage Corporation

Re: Underwriting Agreement, dated as of June 24, 2003 (the "Underwriting Agreement")

Ladies and Gentlemen:

     The undersigned (being herein called the "Underwriters"), understand that ABN AMRO Mortgage Corporation, a Delaware corporation (the "Company"), proposes to issue and sell approximately $624,652,139 original principal amount of Multi-Class Mortgage Pass-Through Certificates described below (the "Certificates"). The Certificates will be issued under a Pooling and Servicing Agreement, dated as of June 1, 2003, among the Company, as depositor, ABN AMRO Mortgage Group, Inc., as seller and servicer, and JPMorgan Chase Bank, as trustee. The terms of the Certificates are summarized below and are more fully described in the Company's Prospectus Supplement prepared with respect to the Certificates.

     All the provisions (including defined terms) contained in the Underwriting Agreement are incorporated by reference herein in their entirety and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. The Closing Time referred to in
Section 2 of the Underwriting Agreement shall be 10:00 a.m., New York, New York time, on June 26, 2003 and the location of the closing shall be the New York City offices of Thacher Proffitt & Wood. The opinion referred to in Section 4(b) of the Underwriting Agreement shall be delivered by Thacher Proffitt & Wood, as counsel for the Company. Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective original principal amounts of Certificates set forth opposite their names in
Exhibit I hereto at the purchase price set forth below.

     The Underwriters will offer the Certificates for sale upon the terms and conditions set forth in the Prospectus and the Prospectus Supplement.

     Subject to the terms and conditions set forth or incorporated by reference herein, the Underwriters will pay for the Certificates at the time and place and in the manner set forth in the Underwriting Agreement.

     The Underwriters will pay their pro rata share (based upon the principal amount of Offered Certificates each of the Underwriters has agreed to purchase as indicated on Exhibit I hereto) of all fees and expenses relating to any letter of independent certified public accountants delivered in connection with the Computational Materials.

Series Designation:
-------------------

     ABN AMRO Mortgage Corporation Multi-Class Mortgage Pass-Through Certificates, Series 2003-7

Terms of the Certificates and Underwriting Compensation:
-------------------------------------------------------


                  Original Principal or                                 Price to
     Class          Notional Amount*          Certificate Rate           Public
     -----          ----------------          ----------------           ------
      A-1           $254,307,000.00                4.75%                  **
      A-2            $29,000,000.00                5.00%                  **
      A-3           $325,000,000.00                4.50%                  **
      A-4             $5,000,000.00                4.25%                  **
      A-5            $16,421,052.00***             4.75%                  **
      A-6             $2,000,000.00                4.00%                  **
      A-X            $29,513,074.00***             4.75%                  **
      A-P             $2,473,475.00                ****                   **
       M              $3,123,000.00                4.75%                  **
      B-1               $937,000.00                4.75%                  **
      B-2             $1,249,000.00                4.75%                  **
       R                    $100.00                4.75%                  **
_________________________

* Approximate. Subject in the case of each Class to a permitted variance of plus or minus 5%.

** The Certificates are being offered by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale.

***    Notional Amount.

**** The Class A-P Certificates are principal-only certificates and are not entitled to payments of interest.

Certificate Rating:
-------------------

       "AAA" on the Class A Certificates and the Class R Certificate by each of Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Fitch Ratings ("Fitch").

       "AA" on the Class M Certificates by S&P.

       "A" on the Class B-1 Certificates by each of S&P and Fitch.

       "BBB" on the Class B-2 Certificates by S&P.

Remic Election:
--------------

       The Company intends to cause an election to be made to treat each of REMIC I and REMIC II as "real estate mortgage investment conduits" (each, a "REMIC") for federal income tax purposes. All of the Certificates issued by REMIC II, other than the Class R Certificate, will represent ownership of REMIC "regular interests" in REMIC II. The Class R Certificate will represent ownership of the REMIC "residual interest" in each of REMIC I and REMIC II.

Credit Enhancement:
------------------

       Senior/Subordinated: Shifting interest.

Cut-Off Date:
------------

       The Cut-off Date is June 1, 2003.

Remittance Date:
---------------

       The 25th day of each month, or if such 25th day is not a Business Day, the first Business Day immediately following, commencing July 25, 2003.

Purchase Price:
--------------

       The purchase price payable by the Underwriter for the Certificates is 101.95% of the aggregate principal balance of the Certificates as of the Closing Date plus accrued interest, as applicable, from June 1, 2003 up to but not including the Closing Date.

Information Provided by UBS Securities LLC:
------------------------------------------

       The information described in the last sentence of Section 6(b) of the Underwriting Agreement constitutes information furnished in writing by UBS Securities LLC on behalf of the Underwriters expressly for use in the Registration Statement relating to such Series of Certificates as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

Underwriting Commission:
-----------------------

       Notwithstanding anything to the contrary in the Underwriting Agreement, no additional underwriting commission shall be payable by the Company to the Underwriter in connection with the purchase of the Certificates.

Closing Date and Location:
-------------------------

       June 26, 2003 at the New York City offices of Thacher Proffitt & Wood.

       Please confirm your agreement by having an authorized Officer sign a copy of this Agreement in the space set forth below and returning a signed copy to us.

                                       UBS SECURITIES LLC


                                       By: /s/ Peter Ma
                                           ---------------------------------
                                       Name:   Peter Ma
                                       Title:  Director

                                       By: /s/ Hugh Corcoran
                                           ---------------------------------
                                       Name:   Hugh Corcoran
                                       Title:  Managing Director


                                       ABN AMRO FINANCIAL SERVICES, INC.


                                       By: /s/ Maria Fregosi
                                           ---------------------------------
                                       Name:   Maria Fregosi
                                       Title:  Vice President


ACCEPTED:

ABN AMRO MORTGAGE CORPORATION


By: /s/ Daniel J. Fischer
    -------------------------------
Name:   Daniel J. Fischer
Title:  Vice President


LASALLE BANK CORPORATION


By: /s/ Thomas G. Dolan
    -------------------------------
Name:   Thomas G. Dolan
Title:  Senior Vice President


By: /s/ Marty Penstein
    -------------------------------
Name:   Marty Penstein
Title:  Executive Vice President




Terms Agreement

                                    EXHIBIT I
                                    ---------

                                            Original Principal
Name                                      Amount of Certificates
----                                      ----------------------

UBS Securities LLC                              $623,089,575

TOTAL                                           $623,089,575             100%
                                                ============             ====

















Terms Agreement